EXHIBIT 10.16
SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this ___ day of September, 2011 for the benefit of China Xingbang Industry Group Inc., a company incorporated under the laws of Nevada, USA (the “Company”), having its principal place of business at 7/F West Tower, Star International Mansion, No.6-20 Jinsui Rd., Tianhe District, Guangzhou, Guangdong Province, P.R.C. 510623, by the person or entity listed on the signature page hereto under the heading “Subscriber” (the “Subscriber”).

WHEREAS, the Company desires to sell up to an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a per share purchase price of RMB 2.00 ( approximately US$ 0.31per share);

WHEREAS, the Subscriber desires to purchase Shares from the Company on such terms; and

WHEREAS, the offer and sale of the Shares by the Company (the “Offering”) is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Subscriber do hereby agree as follows:

   1.            Agreement to Subscribe

1.1    Purchase and Issuance of the Shares.  The Subscriber is hereby subscribing for the number of Shares indicated on the signature page hereto by the caption, “Number of Shares Subscribed for” (the “Subscriber’s Shares”) which Subscriber Shares will be issued solely to the Subscriber.  The aggregate purchase price for such Subscriber’s Shares (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Purchase Price.”

1.2    Delivery of the Purchase Price.  Upon execution of this Agreement, the Subscriber shall be bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company, on the date hereof, the Purchase Price (payable in RMB) by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion.

2.                Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1    Subscriber.  The information concerning the Subscriber provided by the Subscriber to the Company (including the information regarding the Subscriber set forth on the signature page hereto and in the Investor Suitability Questionnaire) is true, complete and accurate in all respects.  The Subscriber has provided to the Company a true, complete and accurate copy of his, her or its People’s Republic of China identification card or other valid photo identification.

2.2    Intent.  The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  The Subscriber has no present arrangement to sell the Shares to or through any person or entity.  The Subscriber understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.3    No Obligation to Register Shares.  The Subscriber understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist the Subscriber in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

2.4    Investment Experience.  The Subscriber, or the Subscriber’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of the Subscriber or his or her professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Subscriber can protect his or her own interests in connection with the transactions described in this Agreement.  The Subscriber is able to afford the loss of his, her or its entire investment in the Shares.

2.5    Independent Investigation.  The Subscriber, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement and the exhibits and schedules attached hereto.  The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Subscriber has requested.

2.6    Authority.  This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.  In case the Subscriber is an entity, it was not formed for the specific purpose of acquiring the Shares, is a company incorporated, duly organized, validly existing and in good standing under the laws of the jurisdiction where it is incorporated. The entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

2.7    Not a Broker-Dealer.  The Subscriber is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934 (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Subscriber is a member of FINRA, or associated or Affiliated with a member of FINRA, such Subscriber agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

2.8    Not an Underwriter.  The Subscriber is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

2.9    No Advice from Company.  The Subscriber acknowledges that he, she or it has received, and fully and carefully reviewed and understands, copies of the SEC filings, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. The Subscriber also acknowledges that he, she or it has had the opportunity to review this Agreement, the exhibits hereto (including the risk factors relating to the Company attached hereto) and the transactions contemplated by this Agreement with the Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that its investment in the Securities is suitable and appropriate for the Subscriber.

2.10            Regulation S Exemption.  The Subscriber understands that the Shares are being offered and sold to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Shares.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person  and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)           any natural person resident in the United States of America;

(B)           any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)           any estate of which any executor or administrator is a U.S. Person;

(D)           any trust of which any trustee is a U.S. Person;

(E)           any agency or branch of a foreign entity located in the United States of America;

(F)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)           any partnership, company, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Subscriber and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Subscriber agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)           The Subscriber has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit B.

2.11    No Advertisements.  The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

2.12    Legend.  The Subscriber acknowledges and agrees that the Shares shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.13    Economic Considerations.  The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on his or her own advisors.

2.14    Compliance with Laws.  Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Subscriber will not offer to sell or sell the Shares in any jurisdiction unless the Subscriber obtains all required consents, if any. The Subscriber acknowledges that such Subscriber is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, such Subscriber will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.15    Investment Commitment.  The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

2.16    Receipt of Information.  The Subscriber has received all documents, records, books and other information pertaining to the Subscriber’s investment in the Company that has been requested by the Subscriber.

2.17    Information Available.  The Subscriber acknowledges it has availed itself of full access to the Company’s public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

2.18    No Reliance.  Other than as set forth herein, the Subscriber is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares.  The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for the Subscriber.

2.19    No Governmental Review.  The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

2.20          Potential Loss of Investment; Risk Factors.  The Subscriber understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. The Subscriber has considered carefully and understands the risks associated with an investment in the Shares, a summary of which risks is annexed hereto as Exhibit A.

3.                Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1    Valid Issuance of Capital Stock.  The total number of shares of all classes of capital stock which the Company has authority to issue is 150,000,000 shares of Common Stock.  As of the date hereof, the Company has 16,977,221 shares of Common Stock issued and outstanding.  All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2    Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of Nevada and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

4.                Legends, etc.

4.1    Legend. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”
“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4.2    Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way a Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

4.3    Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.                Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

6.                Assignment; Entire Agreement; Amendment

6.1    Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

6.2    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.3    Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

6.4    Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

7.                Notices; Indemnity

7.1    Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

7.2    Indemnification.  The Subscriber shall indemnify and hold the Company and its officers, directors, employees, agents and affiliates harmless from and against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of the Subscriber’s breach of any representation, warranty, covenant or agreement in this Agreement.

8.                Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

9.                Survival; Severability

9.1    Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date hereof and the issuance of the Shares.

9.2    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      10.     Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Number of Shares
Subscribed For:	Print Name of Subscriber
_______________
Purchase Price: RMB_________
By:
(Signature of Subscriber or Authorized Signatory)

Address:

Telephone:

Fax:

______________________________
Identification Number

If the Shares will be held as joint tenants, tenants in common, or community property, please complete the following:

Print name of spouse or other co-subscriber

Signature of spouse or other co-subscriber

Print manner in which Shares will be held

Identification Number

ACCEPTANCE OF SUBSCRIPTION

_____________________________
Name of Subscriber

ACCEPTED BY:

CHINA XINGBANG INDUSTRY GROUP INC.

By: ___________________________________
       Name:
       Title:

Date:  ______________________, 2011

Accepted for   _________________ Shares

Exhibit A

RISK FACTORS
The business, operations and financial condition of China Xingbang Industry Group Inc., are subject to various significant risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our Common Stock.  If any of the following risks actually occur, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock.

Unless the context requires or is otherwise specified, references to the “Company,” “we,” “us,” “our” and similar expressions include the following entities: (i) China Xingbang Industry Group Inc., a Nevada corporation (“Xingbang NV”);  (ii)  Xing Bang Industry Group Limited, a British Virgin Islands company and a wholly-owned subsidiary of the Registrant (“Xingbang BVI”); (iii)   China Group Purchase Alliance Limited, a Hong Kong company and a wholly-owned subsidiary of Xingbang BVI (“Xingbang HK”); (iv) Guangzhou Xingbang Information Consulting Co., Ltd., a wholly foreign-owned enterprise, or the “WFOE”, formed in the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Xingbang HK; and (iv)  Guangdong Xingbang Industry Information & Media Co. Ltd., our principal operating subsidiary, which is a Chinese variable interest entity that the WFOE controls through certain contractual arrangements (“Guangdong Xingbang”). The term VIE Agreements refer to a series of agreements, including an Exclusive Consulting Services Agreement, Operating Agreement, Voting Rights Proxy Agreement, Equity Pledge Agreement and Option Agreement, through which the WFOE has the right to advise, consult, manage and operate Guangdong Xingbang for an annual consulting service fee in the amount of Guangdong Xingbang’s annual net income.   The term Guangdong Xingbang Shareholders refer to Mr. Xiaohong Yao and Ms. Dongmei Zhong, who are the only shareholders of Guangdong Xingbang.

Risks Related to Our Business

Current economic conditions and the global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.

Our results of operations are sensitive to changes in overall economic and political conditions that impact consumer spending and consumer’ purchases of home furnishing products.  Decoration services tend to decline during recession. The current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to increase our income. As a result, there has been a shift away from discretionary spending for advertising and marketing services.  Continued tightness within our clients marketing budgets may adversely affect our financial condition and results of operations, resulting in a reduction in our revenues.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history in the advertising and consulting industry may not provide a meaningful basis for evaluating our business.  We started our advertising and consulting business in 2002.   We are in the process of shifting our focus to becoming an e-commerce operator while maintaining our current advertising and consulting business.  Although our revenues have grown since inception, we cannot guarantee that we will maintain profitability or that we will not incur net losses in the future.  We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;
●	expand our services offerings and maintain the quality of our advertising services;
●	maintain our proprietary technology;
●	manage our expanding operations and continue to fill customers’ orders on time;
●	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;
●	implement our product development, marketing and sales strategies and adapt and modify them as needed;

●	integrate any future acquisitions; and
●
anticipate and adapt to changing conditions in the Chinese home furnishings industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

If we are unable to execute our e-commerce business strategy, our business and future prospects may be materially and adversely affected.

We have limited experience in e-commerce. Since our inception, we attempted to conduct business to consumer business (“B2C”) including a business to consumer web portal (“B2B”). However, both efforts were terminated.

Our ju51 Online Mall is B2B2C business. Although we have derived experience through our past operation of e-commerce business, we cannot assure you that we have sufficient management experience, human resources or technical capability to operate this new line of business.  Our ability to achieve satisfactory financial results in our new line of business is unproven. Failure to execute our e-commerce strategy in the development and operation of the ju51 Online Mall may result in negative results of operations and may harm our future growth prospects.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop as we expect, it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing new lines of business, expanding product offerings and in integrating acquired businesses with our own. Such challenges would  increase demands on our existing management and facilities. Failure to manage this growth and expansion could interrupt or adversely affect our operations, cause production backlogs, longer product development time frames and harm our financial results.

We will likely need to raise additional funds in the future to grow our business, which funds may not be available on acceptable terms or at all, and, without additional funds, we may not be able to maintain or expand our business.

We expect that the cash generated from operations will be sufficient to fund our present operations for the foreseeable future. It is likely that in the future we will require substantial funds in order to fund operating expenses associated with the expansion of the ju51 Online Mall into other home furnishing sectors, to fund acquisition of channel service providers or other businesses, and to cover public company costs.  Without enough funds, we may not be able to meet these goals.  We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

You should also be aware that in the future:

●	We cannot be certain that additional capital will be available on favorable terms, if at all;

●	Any available additional financing may not be adequate to meet our goals; and

●	Any equity financing would result in dilution to stockholders.

If we cannot raise additional funds when needed, or on acceptable terms, we may not be able to effectively execute our growth strategy, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. In addition, we may be required to scale back or discontinue our production and development program, or obtain funds through strategic alliances that may require us to relinquish certain rights.

Our business depends heavily on the market recognition of our brand and our reputation in the home furnishing industry, and any harm to our brand or failure to maintain and enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

We believe that the market recognition of our brand and our reputation have significantly contributed to the success of our business. Maintaining and enhancing the recognition and reputation of our brand are critical to our success.  Many factors, some of which are beyond our control, are important to maintaining our reputation, including our ability to maintain a client’s positive experience with our services as the end consumers’ preferences evolve and as we develop the new e-commerce business and expand into new sectors in the home furnishing industry.

In addition, we believe the following factors are important to maintain our established market position when we officially launch our online mall later in 2011:

●	our ability to increase brand awareness among existing and potential customers through various means of marketing and promotional activities;

●	the efficiency, reliability and service quality of our channel service providers;

●
our ability to effectively control the product quality of flagship stores and to monitor service performance of flagship stores, channel service providers, direct sale stores and exclusive stores as we continue to develop our marketplace program; and

●	any negative media publicity about e-commerce, its security or product quality associated with e-commerce operators in China.

If we are unable to maintain our reputation, further enhance our brand recognition and increase positive awareness of our website, our results of operations and future growth prospectus may be materially and adversely affected.

In the event we are unable to continue our cooperation with the operator of Shopping Guide, it will adversely affect the advertising revenue from our newspapers.

In China, the press and publication industry is heavily regulated. Only certified publishers are issued with a Standard Serial Number, or SSN, by GAPP (General Administration of Press and Publication of the People’s Republic of China) and can publish newspapers. We have agreements with Shopping Guide to act as the exclusive advertising agents for “Guzhen Lighting Weekly” and “China Ceramics Weekly” special edition papers. According to relevant PRC laws and regulations, we may not be regarded as the operator of the two newspapers, although we are authorized by Shopping Guide to use the Shopping Guide’s SSN. There is no assurance that we will be able to maintain the relationship with Shopping Guide or that the relationship would continue on favorable terms. If Shopping Guide withdraws the authorization, we may no longer publish Guzhen Lighting Weekly and China Ceramics Weekly and we may not be able to place advertisements for our clients. We cannot assure you that we will be able to find other certified press, or on terms acceptable to us, who may permit us to use their SSN. In such event, our advertising revenue will be materially and adversely affected as we may be forced to cease publishing these newspapers.

Results of operations for our current advertising and consulting business are subject to quarterly fluctuations.

We experience seasonality in our advertising and market consulting business. The first quarter of each year, which includes celebration of the New Year and Chinese New Year, is a low season due to the slow down in consumer purchases of home decoration. During this quarter, manufacturers and dealers usually cut their advertising expenditure.  In China, people usually finish apartment or house renovation and decoration before Chinese New Year, so that they can move into their new home to celebrate the holiday.

If the content of our newspapers is no longer attractive, our clients may cut advertising expenditures with us, which will adversely affect our revenue.

We believe one of our competitive advantages is that the content we put up on the newspapers and websites is impartial, informative and attractive to the home-furnishing businesses. If we make substantial changes to the content or if we fail to keep up with the readers’ changing preferences, our newspapers and websites will be of less interest to the readers and will adversely affect our revenue.

If our newspapers are ordered to suspend or stop publication by the PRC government, our revenue will be adversely affected.

The press industry is heavily regulated and censorship is stringent in China, so there is no assurance that the content of our newspapers will not be found to be in violation of relevant censorship or publication regulations, in which case the relevant PRC authority may order us to suspend or terminate publication of our newspapers or order shut-down of our websites.   In such case, our advertising and consulting revenue will be adversely affected.

If our newspapers are not delivered to subscribers timely, our revenue will be adversely affected.

We started engaging the Chinese Post Office to distribute our newspapers as a supplement to our own distribution network in January and February of 2011 for newspapers printed in Beijing and Guangdong, respectively.  There have been delays for subscribers in receiving the newspapers distributed by the Chinese Post Office.  There is no assurance that we will be financially capable of expanding our distribution network.  If we have to rely on the Chinese Postal Office for a larger portion of our distribution, we may incur constant delay in delivery of the newspapers. In addition, if there is any major public transportation crisis or breakdown, our own distribution network will be affected.  Any major delay in delivery of our newspapers to our readers will adversely affect expansion of our advertisement target base and our revenues and results of operation.

Continuing growth of the advertising and consulting business depends on expansion of our operations into other home-furnishing sectors.

To maintain high growth in the advertising industry targeted at home-furnishing businesses, we believe it is important to expand into new home-furnishing sectors.  Management believes the most beneficial way to expand is to acquire existing newspapers or other media in other home-furnishing sectors where we currently do not have operations. There are many risks associated with acquisition of desired business targets.  If we are unable to acquire and integrate new newspapers, our revenue and profitability may suffer.

For our future e-commerce business, we may face intense competition. If we cannot compete successfully against competitors, we may not be able to acquire meaningful market share.

The operating environment for the ju51 Mall is expected to be competitive. Our competitors may include: (1) other B2C e-commerce companies, such as Qijia Net, Liba Net and Taobao Mall; (2) brick and mortar retailers and distributors, many of which possess significant brand recognition, sales volume and customer bases, and some of which currently sell, or in the future may sell, products or services through the internet; and (3) a number of indirect competitors, including well established portals and internet search engines that are involved in e-commerce, either directly or in collaboration with other retailers. Although we believe our planned business model is substantially different from other e-commerce operators in the home furnishing industry, there is no assurance that these competitors, or new ones, will not set up similar or even superior business models than ours.

We will face a variety of competitive challenges including: keeping products offered in the ju51 Online Mall competitive in price, quality products and after sale services to consumers; maintaining favorable brand recognition; providing quality services to the business who pay service charges to us; and conducting strong and effective marketing campaigns. If we cannot properly address these challenges, our business and prospects will be materially and adversely affected.

Some of our competitors have significantly greater financial, marketing and other resources than us. In addition, other online retailers or channel service providers may be acquired by, receive investment from or enter into strategic relationships with, well-established and well-financed companies or investors which would ask them to terminate their relationship with us. Increased competition may reduce our operating margins, market share and brand recognition, or force us to incur losses. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations.

The proper functioning of our website will be essential to our future e-commerce business and any failure to maintain the satisfactory performance, security and integrity of our website will materially and adversely affect our business, reputation, financial condition and results of operations.

The satisfactory performance, reliability and availability of our website, our transaction-processing systems and our network infrastructure will be critical to our success and our ability to attract and retain customers and maintain adequate customer service levels. Our revenues will depend on retaining a number of flagship stores, direct sale stores, exclusive stores and channel service providers. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced order fulfillment or other performance will reduce the volume of ju51 online mall products sold and the attractiveness of ju51 online mall product offerings at our website. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. We may also experience interruptions caused by reasons beyond our control.

We will use externally developed systems for our website and substantially all aspects of transaction processing, including order management, cash, debit card and credit card processing, purchasing, inventory management and shipping. We intend to upgrade and expand our systems and to integrate newly developed or purchased software with our existing systems to support the smooth operation of our ju51 online mall. Failure to develop and upgrade our existing technology, transaction-processing systems or network infrastructure to accommodate increased traffic on our website or increased sales volume through our transaction-processing systems may cause unanticipated system disruptions, slower response time, degradation in levels of customer service and impaired quality and speed of order fulfillment, which would have a material adverse effect on our business, reputation, financial condition and future growth prospects.

If we fail to successfully adopt new technologies or adapt our website and systems to customer requirements or emerging industry standards, our e-commerce business, prospects and financial results will likely be materially and adversely affected.

To remain competitive, we will have to continue to enhance and improve the responsiveness, functionality and features of our website. The internet and e-commerce industry are characterized by rapid technological evolution, changes in user requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing proprietary technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, enhance our existing services, develop new services and technologies that address the increasingly sophisticated and varied needs of our existing and prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of website and other proprietary technology entails significant technical and business risks. There can be no assurance that we will be able to use new technologies effectively or adapt our website, proprietary technologies and transaction-processing systems to customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations would be materially adversely affected.

Any interruption in the operation of our data centers for an extended period will likely have an adverse impact on our e-commerce business.

Our ability to accurately process and fulfill orders placed on the ju51 Mall and provide high-quality customer service will depend on the efficient and uninterrupted operation of our data centers and logistics centers. Our data centers and logistics centers may be vulnerable to damage caused by fire, flood, power loss, telecommunications failure, break-ins, earthquake, human error and other events. In addition, we do not anticipate having additional back-up systems or a formal disaster recovery plan at the beginning stage of operation of the ju51 Mall and will not carry business interruption insurance to compensate for losses that may occur. The occurrence of any of the foregoing risks will likely have a material adverse effect on our business, prospects, reputation, financial condition and future operating prospects.

Failure to protect confidential information of our ju51 online mall customers and our network against security breaches will likely damage our reputation and brand and substantially harm our business and results of operations.

A significant challenge to online commerce and communications is the secure transmission and retention of confidential information over public networks. Management anticipates all product orders will be made through our website. All the online payments for our ju51 Online Mall products will be settled through third-party online payment services. In such transactions, maintaining complete security for the transmission of confidential information on our website, such as customers’ credit card numbers and expiration dates, personal information and billing addresses, is essential to maintain consumer confidence. We will have limited influence over the security measures of third-party online payment service providers. In addition, we will hold certain private information about our ju51 Online Mall customers, such as their names, addresses, phone numbers and browsing and purchasing records. We may not be able to prevent third parties, such as hackers or criminal organizations, from stealing information provided by our customers to us through our website. In addition, our flagship stores, direct sale stores, exclusive stores and channel service providers may violate their confidentiality obligations and disclose information about our customers. Any compromise of our security or third-party service providers’ security could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations. Although we have had no such issues to date, we cannot assure you that events concerning leak of confidential information out of our control will not occur in the future, which could cause serious harm to our brand and reputation.

In addition, significant capital and other resources may be required to protect against security breaches or to alleviate problems caused by such breaches. The methods used by hackers and others engaged in online criminal activity are increasingly sophisticated and constantly evolving. Even if we are successful in adapting to and preventing new security breaches, any perception by the public that online commerce and transactions, or the privacy of user information, are becoming increasingly unsafe or vulnerable to attack could inhibit the growth of e-commerce and other online services generally, which in turn may reduce the revenue from our e-commerce service offerings.

We will depend on independent third parties for the operation and maintenance of our e-commerce business and any interruption with these parties may adversely affect our results of operation.

Our ju51 Online Mall is expected to be a B2B2C e-commerce platform for manufacturers, dealers, retailers and consumers. We intend to duplicate the offline distribution system on the Internet, where we rent “space” to manufacturers, distributors, retailers, interior designers and other vendors in return for “rent” or service charges.  We will not offer products for sale to consumers ourselves.   We will depend on a number of independent third parties to generate revenues for the ju51 Mall.   We will depend on manufacturers who will open flagship stores to showcase their products.  We will depend on exclusive stores and direct sale stores who are retailers to execute the sale and provide after-sale services to consumers. We will depend on channel service providers to provide delivery, installation and after-sale services. Our revenue will rely on the rent payable by manufacturers for the flagship stores, rent payable by retailers for the direct stores and exclusive stores and service fees payable by distributors to become channel service providers.  The manufacturers and retailers will pay a fixed amount of rent while the distributors will pay variable service charges depending on the total population in the particular geographic area covered by the distributor. We will rely on third parties to provide a secured payment system. In addition, although we operate and maintain the website ourselves, we will depend on telecommunication service providers to provide Internet connection  or other parties to host our servers.  Failure of any of these independent third parties to provide quality products and services to customers may negatively impact the shopping experience in our ju51 Online Mall and damage our market reputation and adversely affect our business and results of operations.

For our e-commerce business, we will incur significant costs on a variety of marketing efforts designed to increase sales of products on our ju51 Online Mall and some marketing campaigns and methods may turn out to be ineffective.

We rely on a variety of different marketing efforts tailored to our targeted customers to increase sales of products on our ju51 Online Mall. Our marketing activities, which often involve significant costs, may not be well received by customers and may not result in the levels of product sales on our ju51 Online Mall that we anticipate. Marketing approaches and tools in the home furnishings industry in China are evolving. This further requires us to enhance our marketing campaign and experiment with new marketing approaches to keep pace with industry developments and customer preferences. Failure to refine our existing marketing approaches or to introduce new effective marketing approaches in a cost-effective manner could reduce our market share, cause our revenues to decline and negatively impact our profitability.

Our business depends and will depend substantially on the continuing efforts of our present and future executive officers, and our business may be severely disrupted if we lose, are unable to obtain or unable to replace, their services.

Our future prospects depend substantially on the continued services of our executive officers, especially Mr. Yao, the Chief Executive Officer and President. We do not maintain key man life insurance on any of our executive officers.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Each of our executive officers has entered into an employment agreement with us, which contains non-compete provisions. However, if any dispute arises between our executive officers and us, we cannot assure you that we would be able to enforce these non-compete provisions in China, where these executive officers reside, in light of uncertainties with China’s legal system. Failure to retain the services of Mr. Yao or any other key employee may harm our reputation, financial prospects and future growth.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future performance depends on our ability to attract and retain highly skilled designers, reporters, technical, marketing and sales personnel.  Qualified individuals are in high demand in China, and there are insufficient experienced personnel to fill the demand. The advertisement and e-commerce industry is characterized by high demand and intense competition for talent.  Considering our limited operating history, our ability to train and integrate new employees into our operations may not meet the growing demands of our business. Therefore, we may not be able to attract or retain the personnel we need to succeed.

Implementation of new PRC labor contract and labor laws relating to social insurance may adversely affect our business and results of operations.

Pursuant to the PRC Labor Contract Law that became effective in 2008, employers in China are subject to stricter requirements in terms of signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. The new labor contract law and related regulations impose greater liabilities on employers and may significantly increase the costs to an employer if it decides to reduce its workforce. In the event we decide to significantly change or reduce our workforce, the new labor contract law could adversely affect our ability to make such changes in a manner that is most favorable to our business or in a timely and cost effective manner.

Additionally, companies operating in China must comply with a variety of other labor laws, including certain pension, health insurance, unemployment insurance and other welfare-oriented payment obligations.  Our failure to comply with these laws could have a material adverse effect on our business.

           Our existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

     Currently, our co-founders, Mr. Xiaohong Yao and Ms. Dongmei Zhong, who are husband and wife, jointly own an aggregate of 56.25% of our outstanding shares through Future Media International Limited, a BVI entity. Mr. Yao, as the sole director of Future Media International Limited, has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. These actions may be taken even if he is opposed by our other shareholders, including those who purchase shares in future offerings.  This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our shares.

    We may not be able to adequately protect our intellectual property, which could cause us to be less competitive and negatively impact our business.

We regard our trademarks, software registrations, trade secrets, domain names and other intellectual property as important to our success.  We rely on trademark, patent and trade secret law, as well as confidentiality agreements with certain of our employees, to protect our proprietary rights.  We include a standard confidentiality clause in our employment agreements to prevent our employees from disclosing confidential information to outside parties. No assurance can be given that our intellectual property will not be challenged, invalidated, infringed or circumvented.  Any material impairment of our intellectual property rights could have a material adverse effect on our business.

In addition, intellectual property rights in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights.  We will need to pay special attention to protecting our intellectual property.  Failure to do so could lead to the loss of a competitive advantage that could not be compensated for any damages award we may receive.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have little ability to control or monitor their actions. To the extent strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties.

In addition, although we have no current acquisition plans, if we are presented with appropriate opportunities, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. Future acquisitions and the subsequent integration of new assets and businesses into our own would require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. In addition, acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from the relevant government authorities in the PRC for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased costs and delay.

We may need additional capital, and the sale of additional shares or other equity securities could result in dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our current resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to implement and maintain an effective system of internal controls (or fail to remediate the material weakness in our internal control over financial reporting that has been identified), we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

Prior to August 5, 2011, the date when our Registration Statement on Form 10-12g became effective, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Currently, we do not have a Chief Financial Officer, or any officer or accounting personnel familiar with the accounting and reporting requirements of a U.S. publicly-listed company.  Although we intend to retain the services of such officer and staff as soon as possible, no assurances can be given that we will be able to identify or afford the financial requirements of qualified candidates.  The position of Chief Financial Officer of a U.S. publicly-listed company is critical to the operations of such a company, and our failure to fill this position in a timely and effective manner will negatively impact our business.

Our business license is subject to governmental control and renewal, and the failure to obtain renewal would cause all our operation to be suspended and have a material adverse effect on our financial condition.

We are subject to various PRC laws and regulations pertaining to the advertising and e-commerce industry.  Our business license and the advertising agency right granted by Shopping Guide allow us to conduct advertising business.  Our business license also allows us to engage in e-commerce operation.  However, we may there is no assurance that we will be able to  maintain our business license. If our business license is revoked or terminated by the government, all our operations will have to be suspended, which would have a material adverse effect on our business and financial condition.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC.  To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.  It is possible that consumers may initiate proceedings against manufacturers or distributors who advertise through our newspaper or website and add us as co-defendant in such product liability actions. We have not obtained any property or liability insurance in China.  Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover such loss, which can be expected to have a material adverse effect on our financial condition, business and future growth prospects.

We do not carry directors and officers’ liability insurance to cover any expenses and losses due to lawsuits related to financial reporting errors.  Our indemnification obligations could adversely affect our business, financial condition and results of operations.

We have not obtained director and officer liability insurance to cover lawsuit expenses and losses related to financial reporting errors.  Our bylaws require us to indemnify our current and former directors, officers, employees and agents against most actions of a civil, criminal, administrative or investigative nature.  Generally, we are required to advance indemnification expenses prior to any final adjudication of an individual’s culpability.  The expense of indemnifying our current and former directors, officers and employees and agents and the related expenses as a result of any actions related to the internal investigation and financial restatement may be significant.  Therefore, our indemnification obligations could result in the diversion of our financial resources and may adversely affect our business, financial condition and results of operations.

Risks Relating to Our Corporate Structure

Our corporate structure, in particular the VIE Agreements, are subject to significant risks, as set forth in the following risk factors.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.  Our failure to obtain the prior approval of the China Securities Regulatory Commission (“CSRC”) for the trading of our Common Stock could have a material adverse effect on our business, operating results, reputation and trading price of our Common Stock.

The State Administration of Foreign Exchange of PRC (“SAFE”) issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China.  The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities.  The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company.  PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

On August 8, 2006, the PRC Ministry of Commerce (“MOC”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006.  The revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

The PRC regulatory authorities may take the view that entry into the VIE Agreements by the WFOE and Guangdong Xingbang may constitute a de facto acquisition, because at the end of these transactions, Mr. Yao, a PRC resident becomes majority owner and effective controlling party of a foreign entity that acquired ownership of Guangdong Xingbang.   Our management believes that: (a) the establishment of the WFOE was duly approved by the local counterpart of Ministry of Commerce in Guangdong on May 6, 2011; (b) the offshore restructuring, establishment of WFOE and execution of the VIE Agreements and the transactions thereunder do not (i) contravene or circumvent any provision of applicable PRC laws and regulations, including without limitation, the Revised M&A Regulations, the Circular 75 and its implementing rules; or (ii) contravene the articles of association, business license or other constituent documents of WFOE or Guangdong Xingbang; (c) to its best knowledge, management is not aware of any issue, fact or circumstance which would lead them to believe that the PRC regulatory authorities would revoke the VIE Agreements and the transactions thereunder; and (d) the VIE Agreements are in compliance with and enforceable under the applicable PRC laws and regulations.

If the PRC regulatory authorities take the view that the VIE Agreements constitute a de facto acquisition without the approval of the MOC, they could invalidate the VIE Agreements.  If we cannot obtain MOC approval in case we are required to do so, we may face regulatory actions or other sanctions from the MOC or other PRC regulatory agencies.  These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from future financings into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Common Stock.

We did not obtain a legal opinion from PRC legal counsel with respect to our VIE arrangements. If our management’s understanding of the relevant PRC laws is incorrect and our corporate structure and the VIE Agreements are later determined by PRC government to be unenforceable, our results of operation may be materially adversely affected.

The VIE Agreements, designed to give us effective control of Guangdong Xingbang without having ownership in it, are governed by PRC laws.   We did not seek the opinion or advice of any PRC legal counsel when we entered into the VIE Agreements with Guangdong Xingbang.  The PRC laws are complicated and fluid and there is no assurance that our understanding of the relevant PRC laws is accurate and up-to-date.  If our management’s understanding of the relevant PRC laws is incorrect and our corporate structure and the VIE Agreements are later determined by the PRC government to be unenforceable, our results of operation may be materially adversely affected and we may have to negotiate new business terms with the Guangdong Xingbang shareholders.

We depend upon the VIE Agreements in conducting our business in the PRC, which may not be as effective as direct ownership.

 The VIE Agreements may not be as effective in providing us with control over Guangdong Xingbang as direct ownership.  The VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration proceedings pursuant to PRC laws.  Accordingly, the VIE Agreements would be interpreted in accordance with PRC laws.  If Guangdong Xingbang or its shareholders fail to perform the obligations under the VIE Agreements, including but not limited to default in payment of consulting fees under the Consulting Services Agreement, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies.  The legal environment in China is not as developed as in other jurisdictions.  As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements.

The pricing arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations.  If the PRC tax authorities determine that the VIE Agreements were not entered into on an arm’s length basis, they may adjust the income and expenses of our company for PRC tax purposes which could result in higher tax liability.

We rely on the approval certificates and business license held by Guangdong Xingbang and any deterioration of the relationship between the WFOE and Guangdong Xingbang could materially and adversely affect the overall business operation of our company.

Pursuant to the VIE Agreements, our business will be undertaken on the basis of the approvals, certificates and business license as well as other requisite licenses held by Guangdong Xingbang.  The advertising and e-commerce industry in China is highly regulated by the PRC government and numerous regulatory authorities of the central PRC government are empowered to issue and implement regulations governing various aspects of the internet industry. There is no assurance that Guangdong Xingbang will be able to renew its licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Guangdong Xingbang is governed by the VIE Agreements, which are intended to provide us, through our indirect ownership of the WFOE, with effective control over the business operations of Guangdong Xingbang.  However, the VIE Agreements may not be effective in providing control over the applications for and maintenance of the licenses required for our business operations.  Guangdong Xingbang could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation, business and stock price could be severely harmed.

If the WFOE exercises the purchase option over Guangdong Xingbang’s equity pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect the financial position of our company.

Under the VIE Agreements, the WFOE holds an option to purchase all or a portion of the equity of Guangdong Xingbang at a price, based on the capital paid in by the Guangdong Xingbang shareholders. In the case that applicable PRC laws and regulations require an appraisal of the equity interest or provide other restriction on the purchase price, the purchase price shall be the lowest price permitted under the applicable PRC laws and regulations. As Guangdong Xingbang is already a contractually controlled affiliate to our company, and already remits all of its net profits to us in the form of consulting service fees, the WFOE’s purchase of Guangdong Xingbang’s equity would result in a substantial cash payment from us to the Guangdong Xingbang Shareholders without any corresponding increase in our cash flow or increase in our book value.  Accordingly, payment of the purchase price could adversely affect the financial position of our company.

The shareholders of Guangdong Xingbang have potential conflicts of interest with us, which may adversely affect our business.

Guangdong Xingbang is jointly owned by Mr. Xiaohong Yao and Ms. Dongmei Zhong, who are husband and wife. Mr. Yao and Ms. Zhong also jointly own 56.25% of our common stock.  Mr. Yao and Ms. Zhong may not act completely in the best interests of us or our stockholders (as opposed to their personal interest) and there may be conflicts of interest which may not be resolved in our favor.  For example, Mr. Yao and Ms. Zhong may cause Guangdong Xingbang to delay the payment of consulting services fees to our company via the WFOE or they may cause Guangdong Xingbang to unlawfully terminate the VIE Agreements.  There may be conflicts of interest between their duties to us and their interests as the shareholders of Guangdong Xingbang. We cannot assure you that they will act entirely in our interests when conflicts of interest arise or that conflicts of interest will be resolved in our favor. In addition, Mr. Yao and Ms. Zhong could violate their non-competition or employment agreements with us or their legal duties by diverting business opportunities from us, resulting in our loss of corporate opportunities. If we are unable to resolve any such conflicts, or if we suffer significant delays or other obstacles as a result of such conflicts, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation.

PRC regulation of direct investment and loans by offshore holding companies to PRC entities may delay or limit us from making additional capital contributions or loans to our PRC subsidiaries.

Any capital contributions or loans that we, as an offshore entity, make to Guangdong Xingbang, are subject to PRC regulations. For example, none of our loans to Guangdong Xingbang may exceed the difference between its total amount of investment and its registered capital approved under relevant PRC laws, and the loans must be registered with the local branch of SAFE. Our capital contributions to Guangdong Xingbang must be approved by the Ministry of Commerce or its local counterpart. We cannot assure you that we will be able to complete the necessary registration or obtain the necessary approval on a timely basis, or at all. If we fail to complete the necessary registration or obtain the necessary approval, our ability to make loans or equity contributions to Guangdong Xingbang may be negatively affected, which could adversely affect Guangdong Xingbang’s liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments.

Risks Associated With Doing Business in China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  The central or local governments of in the PRC jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.  Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive all of our revenues in China and a slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our products and our business.

All of our revenues are generated in China.  We anticipate that sales of our products in China will continue to represent all of our total sales in the near future.  Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue.  The industry in which we are involved in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products.  In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for our products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi.  We are subject to the effects of exchange rate fluctuations with respect to any of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.  However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.  We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

Our financial statements are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign consolidated subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign consolidated subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to hedge our exchange rate risks.

The SAFE restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively and to pay dividends.

All of our sales, revenues and expenses are denominated in the Chinese currency, Renminbi.  Under PRC law, the Renminbi is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiary, We, may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside China that are denominated in foreign currencies.

All of our income is derived from the consulting fees we receive from Guangdong Xingbang through the VIE Agreement.  SAFE restrictions may delay the payment of dividends, since we have to comply with certain procedural requirements and we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of WFOE.

Foreign exchange transactions by PRC operating subsidiaries continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if we, or our PRC operating subsidiary, borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance our operations by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts.  These limitations could affect our ability to obtain foreign exchange through debt or equity financing.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay dividends or meet obligations that may be incurred in the future that require payment in foreign currency.

Because our principal assets are located outside of the United States and a majority of our directors and our officers will reside outside of the United States, it may be difficult for you to enforce your rights based on the United States federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.  In addition, it may be difficult for you to enforce judgments of United States courts against Guangdong Xingbang or our PRC resident directors and officers in the United States.

All of our board of directors and officers are outside of the United States. In addition, our operating subsidiary is located in the PRC and all of its assets are located outside of the United States. China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or otherwise.   In addition, an investor may have difficulty enforcing a judgment rendered by a United States court against foreign residents such as Guangdong Xingbang and our officers and directors who do not have assets in the United States.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If adverse circumstances arise from our business transactions, we face the risk that the parties may seek ways to terminate the transactions, or may hinder or prevent us from receiving the benefits or enforcing our rights in these transactions.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.  Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

In the future, we may adopt an equity incentive plan and make numerous stock option grants under the plan to our officers, directors and employees, some of whom are PRC citizens and may be required to register with SAFE.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations and ability to attract and retain the most qualified employees, officers and directors may be adversely affected.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as the WFOE, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, the WFOE is required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if our consolidated subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our consolidated subsidiaries are unable to receive all of the revenues from our operations due to these contractual or dividend arrangements, our results of operations may be adversely affected.

We may have difficulty establishing adequate management, legal and financial controls required for a US publicly listed company.

Our management and our current board do not have experience in the management of public companies.  The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems.  We may have difficulty hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that we expect to be a publicly listed company in U.S. and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet US public listed companies’ standards.  We may have difficulty establishing adequate management, legal and financial controls in the PRC.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

Our lack of accounting personnel with education and experience in  U.S. GAAP is a material weakness in our internal control over financial reporting and could cause an oversight or delay in detecting a material misstatement of our annual or interim financial statements.

With the exception of Xingbang NV, none of our subsidiaries maintain their books and records in accordance with U.S. GAAP. Guangdong Xingbang, our only operating subsidiary, maintains its books and records in accordance with Chinese GAAP. Our Interim Chief Financial Officer, Mr. Song, and the accounting staff under his supervision are primarily responsible for preparing our books and records and converting such books and records into financial statements in accordance with US GAAP.  However, Mr. Song and the accounting staff under his supervision have limited knowledge of, and no prior experience in preparing financial statements in accordance with, U.S. GAAP.  Mr. Song also prepares the necessary disclosure in our periodic reports with the SEC.  None of Mr. Song and the other accountants is a U.S. certified public accountant or a certified management accountant, neither have they attended U.S. academic institutions or extended educational programs that would provide a sufficient relevant education in U.S. GAAP. Our management concluded this deficiency constitutes a material weakness in internal control over financial reporting as of June 30, 2011.   Such material weaknesses in our internal control over financial reporting could result in a material misstatement of our financial statements that may not be prevented or detected.  We are seeking to remedy this deficiency, although no assurance can be given as to when or to what extent we can obtain the necessary U.S. GAAP experience.

Compliance with changing regulation of corporate governance and public disclosure, and our management’s inexperience with such regulations will result in additional expenses and creates a risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.  In addition, our management is located in the PRC has little experience with compliance with U.S. laws (including securities laws).  This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws.  The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.   Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Regulation and censorship of information distributed over the internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from or linked to our website.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of our internet content were deemed by the PRC government to violate any content restrictions, we would not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We may also be subject to potential liability for any unlawful actions of our customers or users of our website or for content we distribute that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability to us, and if we are found to be liable, we may be prevented from operating our website in China.

Risks Related to Our Common Stock

An active and visible trading market for our Common Stock may not develop.

We ca nnot predict whether an active market for our Common Stock will develop in the future.  In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;

●	market visibility for our Common Stock may be limited; and

●	a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors.  These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	conditions in the markets in which we compete;

●	changes in the economic performance or market valuations of our competitors;

●	announcements by us or our competitors of new services, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar;

●	intellectual property or other litigation; and

●	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which we plan to have quoted for trading on the OTCBB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended.  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their Common Stock at or above the price they paid for them.

INVESTOR SUITABILITY QUESTIONNAIRE
FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S

CONFIDENTIAL

China Xingbang Industry Group Inc. (the “Company”) will use the responses to this questionnaire to qualify prospective investors for purposes of federal and state securities laws.  Please complete, sign, date and return one copy of this questionnaire as soon as possible, via mail or facsimile, to:

China Xingbang Industry Group Inc.,
7/F West Tower, Star International Mansion,
No.6-20 Jinsui Rd., Tianhe District,
Guangzhou, Guangdong Province, P.R.C. 510623
Attn: Xiaohong Yao, CEO and President

Name:

(EXACT NAME AS IT SHOULD APPEAR ON SECURITIES)

1.	Please indicate the country in which you maintain your principal residence and how long you have maintained your principal residence in that country.

Country:

Duration:

Address:

Email Address:

You agree that the Company may present this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

______________________________________________
(Signature)

______________________________________________
Title or capacity of signing party if the subscriber is partnership, corporation, trust or other non-individual entity

Date:               ____________________________

I.  INDIVIDUAL INVESTORS:

(Investors other than individuals should turn to Part II)

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Disclosure of Foreign Citizenship.

1.	______ ________ True False	You are a citizen of a country other than the United States.
2.	_________________	If the answer to the preceding question is true, specify the country of which you are a citizen.
Verification of Status as a Non-“U.S. Person” under Regulation S.

3.	______ ________ True False	You are a natural person resident in the United States.

PLEASE PROVIDE COPIES OF THE IDENFICATION DOCUMENTS ISSUED BY THE COUNTRY OF WHICH YOU ARE A CITIZEN.

PLEASE TURN TO PART III AND SIGN AND DATE THIS QUESTIONNAIRE

II.  NON-INDIVIDUAL INVESTORS:*

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)

•	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.

•	PLEASE PROVIDE COPIES OF THE FORMATION DOCUMENTS ISSUED BY THE COUNTRY IN WHICH YOU WERE FORMED.

INITIAL EACH BOX TRUE OR FALSE

Disclosure of Foreign Ownership.

1.	______ ________ True False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a "Foreign Entity").
2.	______ ________ True False
You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign partnerships (as defined below) (a "Foreign Corporation")

3.	______ ________ True False
You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Partnership (as defined below) (a "Foreign Partnership")

4.	______ ________ True False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

Verification of Status as a Non-“U.S. Person” under Regulation S.

1.	______ ________ True False	You are a partnership or corporation organized or incorporated under the laws of the United States.
2.	______ ________ True False
You are an estate of which any executor or administrator is a U.S. Person.  If the preceding sentence is true, but the executor or administrator who is a U.S. Person is a professional fiduciary and (i) there is another executor or administrator who is a non-U.S. Person who has shared or sole investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law, you may answer “False.”

3.	______ ________ True False
You are a trust of which any trustee is a U.S. Person.  If the preceding sentence is true, but the trustee who is a U.S. Person is a professional fiduciary and (i) there is another trustee who is a non-U.S. Person who has shared or sole investment discretion with respect to the trust assets; and (ii) no beneficiary of the trust is a U.S. Person, you may answer “False.”

4.	______ ________ True False	You are an agency or branch of a foreign entity located in the United States.
5.	______ ________ True False	You are a non-discretionary or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person.
6.	______ ________ True False
You are a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or (if an individual) resident in the United States.  If the preceding sentence is true, but such account is held by a dealer or other professional fiduciary organized or incorporated, or resident in the United States for the benefit or account of a non-U.S. Person, you may answer “False.”

7.	______ ________ True False
You are a partnership or corporation that was organized under the laws of any foreign jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act not organized or incorporated.  If the preceding sentence is true, but you were organized or incorporated and are owned by accredited investors (as defined in rule 501(a) of Regulation D) who are not natural persons, estates or trusts, you may answer “False.”

8.	______ ________ True False	You are an employee benefit plan established and administered in accordance with the law and customary practices and documentation of a country other than the United States.
9.	______ ________ True False
You are an agency or branch of a U.S. Person located outside the United States that is (i) operated for valid business reasons; (ii) engaged in the business of insurance or banking; and (iii) subject to substantive insurance or banking regulation, respectively, where located.

10.	______ ________ True False
You are the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or one of their agencies, affiliates or pension plans.

III.  SIGNATURE

You agree that the Company may disclose this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true, complete and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

FOR INDIVIDUALS:

(Signature)

Date:

FOR ENTITIES:

Name of Entity

(Signature)

Name of Signing Party

Title of Signing Party

Date:______________________________